As filed with the Securities and Exchange Commission on November 10, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
Registration Statement Under The Securities Act of 1933

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

California	95-2594729
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7800 Woodley Avenue
Van Nuys, California 91406
(818) 781-4973
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Superior Industries International, Inc. 2008 Equity Incentive Plan
(Full title of Plan)

Robert A. Earnest
Superior Industries International, Inc.
7800 Woodley Avenue
Van Nuys, California 91406
(818) 902-2585
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(1)(3)
Common Stock (no par value) issuable under the Superior Industries International, Inc. 2008 Equity Incentive Plan Registration Fee Offset(4) TOTAL	3,500,000	$13.78	$48,230,000	$1,895.44 ($1,184.68) $ 710.76
 (1)   This registration statement is (a) a new registration statement; and (b) a Post-Effective Amendment No. 1 to the Registrant’s registration statement on Form S-8 File No. 333-107380, as filed with the Securities and Exchange Commission on July 28, 2003 (the “2003 Registration Statement”).  The 3,500,000 shares being registered hereby includes 346,351 shares issuable under the Superior Industries International, Inc. 2003 Equity Incentive Plan (the “2003 Plan”) previously registered for sale by the 2003 Registration Statement, but which were unused and unsold.  As a result, the registration fees paid with respect to the 2003 Registration Statements are being carried over to this registration statement in accordance with Rule 457(p) under the Securities Act of 1933, as amended.

(2)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2008 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.

(3)   The registration fee payable for 3,153,649 shares of the 3,500,000 shares being registered hereby under the 2008 Equity Incentive Plan is estimated pursuant to Rule 457(h) of the Securities Act of 1933. The price per share and aggregate offering price for such shares are based on the average of the high and low prices of shares of the Registrant’s Common Stock reported on the New York Stock Exchange on November 6, 2008.

(4)   The registration fee payable for 346,351 shares of the 3,500,000 being registered hereby under the 2008 Equity Incentive Plan was previously paid with the 2003 Registration Statement. The calculation of the 2003 Registration Statement fees paid and being applied to this registration statement are as set forth below.

					Offering		Maximum	Amount of
				Number of	Price per		Aggregate	Registration
Date			Total Shares	Shares	Share Paid		Offering Price	Fee Paid for
Registration	Registration	Plan Under Which	Originally	Carried	On Shares		For Shares	Shares
Statement Filed	Statement	Shares Registered	Registered	Over	Carried Over		Carried Over	Carried Over

July 28, 2003	333-107380	Superior Industries International, Inc. 2003 Equity Incentive Plan	3,000,000	346,351	$42.28	(A)	$14,643,720	$1,184.68

Total			3,000,000	346,351			$14,643,720	$1,184.68

(A)  Estimated solely for the purpose of computing the registration fee of the 2003 Registration Statement as the average of the high and low prices of the Common Stock reported on  the New York Stock Exchange on July 22, 2003 pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Superior Industries International, Inc. (the “Registrant”) has filed this registration statement to register under the Securities Act of 1933, as amended, the offer and sale of 3,500,000 shares of common stock issuable pursuant to the Registrant’s 2008 Equity Incentive Plan.  The 2008 Equity Incentive Plan was approved and adopted at the Registrant’s 2008 Annual Meeting of Stockholders held on May 30, 2008.  The 3,500,000 shares issuable under the 2008 Equity Incentive Plan is, for purposes of calculation of the fees under this registration statement, comprised of:

346,351 shares carried over from the 2003 Plan to the 2008 Equity Incentive Plan (as further described below); and

3,153,649 additional shares.

The Registrant desires to carry over to this registration statement an aggregate of 346,351 shares registered pursuant to the 2003 Registration Statement, as defined in Note 1 above, and for which a registration fee has previously been paid.

The 346,351 shares carried over from the 2003 Registration Statements are no longer available for new awards under the 2003 Plan, which plan was terminated as to future grants on the date of the 2008 Annual Meeting of Stockholders.

Consequently, in accordance with applicable SEC rules, (1) the Registrant is carrying over from the 2003 Registration Statement and registering the offer and sale of 346,351 shares of common stock under the 2008 Equity Incentive Plan pursuant to this registration statement; (2) $1,184.68 of the total registration fee for the shares being registered under the 2008 Equity Incentive Plan pursuant to this registration statement is being carried over from the 2003 Registration Statement; and (3) the 2003 Registration Statement is being amended on a post-effective basis to reflect the transfer of an aggregate of 346,351 shares to this registration statement.

Item 3.                      INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference the following documents which have previously been filed with the Commission (File No. 001-06615) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)           Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including all material incorporated by reference therein;

(b)           All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

(c)           The description of the classes of securities offered hereby which is contained in a Registration Statement on Form 8-B dated June 15, 1994, setting forth a description of the Registrant’s common stock, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

All other documents filed (not furnished) by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      DESCRIPTION OF SECURITIES

Not applicable.

Item 5.                      INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 317 of the California General Corporate Law (the “CGCL”) grants each corporation incorporated thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 309(c) of the CGCL permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.  The Registrant’s Restated Articles of Incorporation contain provisions eliminating the liability of the directors for monetary damages to the fullest extent permissible under California law.

The Registrant’s Restated Bylaws provide that each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by the CGCL. Further, the Registrant has entered into an Indemnification Agreement with each of its directors and executive officers. These agreements provide for indemnification of such individuals in cases where indemnification under the Registrant’s Restated Articles of Incorporation or Bylaws might not otherwise be available.

The Registrant has a policy of directors and officers liability insurance which insures directors or officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

Item 7.                      EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8.                      EXHIBITS

Exhibit Number                                           Description

5.1	Opinion of Counsel of Superior Industries International, Inc.

10.1	Superior Industries International, Inc. 2008 Equity Incentive Plan (incorporated herein by this reference as Exhibit A to the Form DEF 14A filed with the SEC on April 28, 2008)

10.2	Form of Stock Option Agreement Pursuant to Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	A power of attorney is set forth on the signature page of the Registration Statement

ITEM  9.                      UNDERTAKINGS

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on November 10, 2008.

                    SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                    By:   /s/ Steven J. Borick
                     Steven J. Borick
                    Chairman, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Robert A. Earnest and Mr. Steven J. Borick, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Louis L. Borick	Founding Chairman and Director	November 3, 2008
Louis L. Borick
	Chairman, Chief Executive Officer and President (Principal Executive Officer)	November 3, 2008
/s/ Steven J. Borick
Steven J. Borick
	Chief Financial Officer (Principal Financial Officer)	November 10, 2008
/s/ Erika H. Turner
Erika H. Turner
	Vice President and Corporate Controller (Principal Accounting Officer)	November 10, 2008
/s/ Emil J. Fanelli
Emil J. Fanelli
	Lead Director	November 4, 2008
/s/ Sheldon I. Ausman
Sheldon I. Ausman
	Director	November 6, 2008
/s/ Phillip W. Colburn
Philip W. Colburn
	Director	November 6, 2008
/s/ Margaret S. Dano
Margaret S. Dano
	Director	November 4, 2008
/s/ V. Bond Evans
V. Bond Evans
	Director	November 4, 2008
/s/ Michael J. Joyce
Michael J. Joyce
	Director	November 6, 2008
/s/ Francisco S. Uranga
Francisco S. Uranga

Exhibit Index

Exhibit Number                                           Description

5.1	Opinion of Counsel of Superior Industries International, Inc.

10.1	Superior Industries International, Inc. 2008 Equity Incentive Plan (incorporated herein by this reference as Exhibit A to the Form DEF 14A filed with the SEC on April 28, 2008)

10.2	Form of Stock Option Agreement Pursuant to Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	A power of attorney is set forth on the signature page of the Registration Statement